Exhibit 99.1

Press Release

November 4, 2010
Holly Corporation Reports Third Quarter 2010 Results
Announces Regular Quarterly Cash Dividend
Dallas, Texas, November 4, 2010 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported third quarter 2010 financial results. For the quarter, net income attributable to Holly stockholders was $51.2 million ($0.96 per basic and diluted share) compared to $23.5 million ($0.47 per basic and diluted share) for the third quarter of 2009. For the nine months ended September 30, 2010, net income attributable to Holly stockholders was $89.2 million ($1.68 per basic and $1.67 per diluted share) compared to $60 million ($1.20 per basic and $1.19 per diluted share) for the same period of 2009.
Holly also announced that its Board of Directors has declared a regular quarterly cash dividend in the amount of $0.15 per share, payable January 4, 2011 to holders of record on December 20, 2010.
For the quarter, net income attributable to our stockholders increased by $27.7 million compared to the same period of 2009. This increase was due principally to higher refinery gross margins during the current year third quarter combined with increased sales volumes of produced refined products. Overall refinery gross margins were $10.41 per produced barrel, a 26% increase compared to $8.27 for the third quarter of 2009. For the quarter, our overall refinery production levels averaged 230,630 barrels per day (“BPD”), an increase of 24% over the same period of 2009 due principally to increased production from our Tulsa refinery complex since we acquired the east facility in December 2009.
For the nine months ended September 30, 2010, net income attributable to our stockholders increased by $29.2 million compared to the same period of 2009. This increase was due principally to increased sales volumes of produced refined products combined with a slight increase in overall current year-to-date refinery gross margins. Overall refinery gross margins were $9.10 per produced barrel, a 2% increase compared to $8.90 for the first nine months of 2009. For the current year-to-date period, our overall refinery production levels averaged 227,060, an increase of 64% over the same period of 2009 due to production from our Tulsa refinery facilities and production increases at our Navajo and Woods Cross refineries.
“We are pleased with our third quarter results,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Continued strong diesel cracks at each of our refineries combined with robust gasoline cracks at our Woods Cross refinery and attractive lube margins at our Tulsa refinery helped fuel significant improved year over year third quarter performance. Unscheduled downtime at certain operating units at our Navajo refinery during the quarter reduced our expected run rate and, accordingly, somewhat limited our capture of solid gross margins at that facility.

“Progress continues on our Tulsa integration and diesel desulfurization expansion efforts, with expected completion by the end of the first quarter 2011. The Tulsa projects will reduce emissions and should improve the profit producing potential of what has been a strong profit contributor over the last two quarters.
“Our affiliated logistic MLP, Holly Energy Partners, had a strong third quarter achieving record quarterly distributable cash flow and EBITDA levels. Our combined limited partner and general partner distributions during the third quarter were $9.1 million.
“At the end of the third quarter our cash and marketable securities stood at $272 million. Excluding the Holly Energy Partners debt that is non-recourse to Holly, our cash adjusted debt to total capitalization ratio was down to 10%. Accordingly, our balance sheet ranks as one of the strongest among our independent refining peers.
“In October the product margin environment for our refineries decreased slightly from the average during the third quarter but is strong for this time of year. Looking forward we feel good about the quality of our assets, our dedicated personnel, the markets we serve and our improving strong financial position,” Clifton said.
Sales and other revenues for the third quarter of 2010 were $2,091 million, a 41% increase compared to the three months ended September 30, 2009. This increase was due to the effects of a 14% year-over-year increase in third quarter refined product sales prices combined with a 28% increase in volumes of produced refined products sold. The volume increase was primarily due to volumes attributable to our Tulsa refinery operations. Cost of products sold was $1,807 million, a 40% increase compared to the three months ended September 30, 2009 due mainly to higher crude oil acquisition costs and increased volumes of produced refined products sold.
Sales and other revenues for the nine months ended September 30, 2010 were $6,111.1 million, a 93% increase compared to the nine months ended September 30, 2009. This increase was due to the effects of a 28% year-over-year increase in year-to-date refined product sales prices combined with a 65% increase in volumes of produced refined products sold. The volume increase was attributable to our Tulsa refinery operations and year-to-date production increases at our Navajo and Woods Cross refineries. Cost of products sold was $5,379.1 million, a 100% increase compared to the nine months ended September 30, 2009 due mainly to higher crude oil acquisition costs and increased volumes of produced refined products sold.
Operating costs and expenses for the three and the nine months ended September 30, 2010 increased mainly due to the inclusion of costs attributable to the operations of our Tulsa refinery facilities. Interest expense for the three and the nine months ended September 30, 2010 increased by $5 million and $30.3 million, respectively, primarily due to interest incurred on the $300 million Holly senior notes and the $150 million 8.25% senior notes issued by HEP in March 2010.

The Company has scheduled a webcast conference call for today, November 4, 2010 at 4:00 PM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=73298.
An audio archive of this webcast will be available using the above noted link through November 18, 2010.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and specialty lubricant products. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and a 125,000 BPSD refinery located in Tulsa, Oklahoma. Also, a subsidiary of Holly owns a 34% interest (including the 2% general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	September 30,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$2,090,988	$1,488,491	$602,497	40.5%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,807,044	1,295,438	511,606	39.5
Operating expenses (exclusive of depreciation and amortization)	130,263	96,717	33,546	34.7
General and administrative expenses (exclusive of depreciation and amortization)	16,925	16,728	197	1.2
Depreciation and amortization	29,138	24,026	5,112	21.3

Total operating costs and expenses	1,983,370	1,432,909	550,461	38.4

Income from operations	107,618	55,582	52,036	93.6
Other income (expense):
Equity in earnings of SLC Pipeline	570	646	(76)	(11.8)
Interest income	64	231	(167)	(72.3)
Interest expense	(17,368)	(12,407)	(4,961)	40.0
Acquisition costs — Tulsa refinery	—	(378)	378	(100.0)

	(16,734)	(11,908)	(4,826)	40.5

Income from continuing operations before income taxes	90,884	43,674	47,210	108.1
Income tax provision	31,494	13,497	17,997	133.3

Income from continuing operations	59,390	30,177	29,213	96.8
Income from discontinued operations (1)	—	901	(901)	(100.0)

Net income	59,390	31,078	28,312	91.1
Less noncontrolling interest in net income	8,213	7,594	619	8.2

Net income attributable to Holly Corporation stockholders	$51,177	$23,484	$27,693	117.9%

Earnings attributable to Holly Corporation stockholders:
Income from continuing operations	$51,177	$23,213	$27,964	120.5%
Income from discontinued operations	—	271	(271)	(100.0)

Net income	$51,177	$23,484	$27,693	117.9%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income from continuing operations	$0.96	$0.46	$0.50	108.7%
Income from discontinued operations (1)	—	0.01	(0.01)	(100.0)

Net income	$0.96	$0.47	$0.49	104.3%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income from continuing operations	$0.96	$0.46	$0.50	108.7%
Income from discontinued operations (1)	—	0.01	(0.01)	(100.0)

Net income	$0.96	$0.47	$0.49	104.3%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	53,210	50,244	2,966	5.9%
Diluted	53,567	50,327	3,240	6.4%

EBITDA from continuing operations	$129,113	$72,912	$56,201	77.1%

	Nine Months Ended
	September 30,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$6,111,138	$3,172,299	$2,938,839	92.6%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	5,379,120	2,687,018	2,692,102	100.2
Operating expenses (exclusive of depreciation and amortization)	378,638	241,518	137,120	56.8
General and administrative expenses (exclusive of depreciation and amortization)	50,623	43,572	7,051	16.2
Depreciation and amortization	85,719	69,367	16,352	23.6

Total operating costs and expenses	5,894,100	3,041,475	2,852,625	93.8

Income from operations	217,038	130,824	86,214	65.9
Other income (expense):
Equity in earnings of SLC Pipeline	1,595	1,309	286	21.8
Interest income	758	2,561	(1,803)	(70.4)
Interest expense	(56,113)	(25,849)	(30,264)	117.1
Acquisition costs — Tulsa refinery	—	(1,988)	1,988	(100.0)

	(53,760)	(23,967)	(29,793)	124.3

Income from continuing operations before income taxes	163,278	106,857	56,421	52.8
Income tax provision	54,476	34,668	19,808	57.1

Income from continuing operations	108,802	72,189	36,613	50.7
Income from discontinued operations (1)	—	3,438	(3,438)	(100.0)

Net income	108,802	75,627	33,175	43.9
Less noncontrolling interest in net income	19,557	15,593	3,964	25.4

Net income attributable to Holly Corporation stockholders	$89,245	$60,034	$29,211	48.7%

Earnings attributable to Holly Corporation stockholders:
Income from continuing operations	$89,245	$59,014	$30,231	51.2%
Income from discontinued operations	—	1,020	(1,020)	(100.0)

Net income	$89,245	$60,034	$29,211	48.7%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income from continuing operations	$1.68	$1.18	$0.50	42.4%
Income from discontinued operations (1)	—	0.02	(0.02)	(100.0)

Net income	$1.68	$1.20	$0.48	40.0%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income from continuing operations	$1.67	$1.17	$0.50	42.7%
Income from discontinued operations (1)	—	0.02	(0.02)	(100.0)

Net income	$1.67	$1.19	$0.48	40.3%

Cash dividends declared per common share	$0.45	$0.45	$—	—%

Average number of common shares outstanding:
Basic	53,172	50,153	3,019	6.0%
Diluted	53,531	50,272	3,259	6.5%

EBITDA from continuing operations	$284,795	$186,337	$98,458	52.8%

(1)	On December 1, 2009, HEP sold its interest in Rio Grande Pipeline Company (“Rio Grande”). Results of operations of Rio Grande are presented in discontinued operations.

Balance Sheet Data

	September 30,	December 31,
	2010	2009
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$273,091	$125,819
Working capital (1)	$204,758	$257,899
Total assets	$3,397,379	$3,145,939
Long-term debt	$650,906	$707,458
Total equity	$1,265,477	$1,207,871

(1)
HEP’s credit agreement expires in August 2011, therefore, working capital at September 30, 2010 reflects $157 million of HEP credit agreement borrowings that are classified as current liabilities. HEP intends to renew its credit agreement prior to expiration and to continue to finance outstanding borrowings, which HEP will then reclassify as long-term debt, to the extent not designated for working capital purposes. Excluding HEP’s $157 million in credit agreement borrowings, working capital was $361.8 million at September 30, 2010.

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company (“Holly Asphalt”). The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the Southwest, Rocky Mountain and Mid-Continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Three Months Ended September 30, 2010
Sales and other revenues	$2,081,709	$46,558	$100	$(37,379)	$2,090,988
Operating expenses	$116,757	$13,632	$6	$(132)	$130,263
General and administrative expenses	$—	$1,508	$15,417	$—	$16,925
Depreciation and amortization	$21,274	$6,830	$1,329	$(295)	$29,138
Income (loss) from operations	$100,111	$24,588	$(16,652)	$(429)	$107,618

Three Months Ended September 30, 2009
Sales and other revenues	$1,476,304	$40,805	$229	$(28,847)	$1,488,491
Operating expenses	$85,735	$11,103	$7	$(128)	$96,717
General and administrative expenses	$—	$1,848	$14,880	$—	$16,728
Depreciation and amortization	$16,527	$5,974	$1,525	$—	$24,026
Income (loss) from operations	$50,584	$21,880	$(16,183)	$(699)	$55,582

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Nine Months Ended September 30, 2010
Sales and other revenues	$6,086,243	$132,730	$317	$(108,152)	$6,111,138
Operating expenses	$338,802	$40,187	$24	$(375)	$378,638
General and administrative expenses	$—	$5,984	$44,639	$—	$50,623
Depreciation and amortization	$62,599	$20,822	$3,183	$(885)	$85,719
Income (loss) from operations	$200,080	$65,737	$(47,529)	$(1,250)	$217,038

Nine Months Ended September 30, 2009
Sales and other revenues	$3,136,017	$108,136	$423	$(72,277)	$3,172,299
Operating expenses	$209,790	$32,076	$34	$(382)	$241,518
General and administrative expenses	$—	$4,979	$38,593	$—	$43,572
Depreciation and amortization	$46,310	$17,794	$5,263	$—	$69,367
Income (loss) from operations	$121,703	$53,287	$(43,467)	$(699)	$130,824

September 30, 2010
Cash, cash equivalents and investments in marketable securities	$—	$706	$272,385	$—	$273,091
Total assets	$2,210,374	$660,727	$555,419	$(29,141)	$3,397,379

December 31, 2009
Cash, cash equivalents and investments in marketable securities	$—	$2,508	$123,311	$—	$125,819
Total assets	$2,142,317	$641,775	$392,007	$(30,160)	$3,145,939
Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Navajo Refinery
Crude charge (BPD) (1)	85,110	86,250	82,150	76,670
Refinery production (BPD) (2)	91,550	93,620	90,290	84,560
Sales of produced refined products (BPD)	92,180	93,996	90,730	84,102
Sales of refined products (BPD) (3)	94,900	96,580	93,780	88,110

Refinery utilization (4)	85.1%	86.2%	82.2%	80.7%

Average per produced barrel (5)
Net sales	$87.60	$78.15	$88.98	$69.21
Cost of products (6)	79.39	70.88	81.44	60.25

Refinery gross margin	8.21	7.27	7.54	8.96
Refinery operating expenses (7)	5.25	4.37	5.01	4.88

Net operating margin	$2.96	$2.90	$2.53	$4.08

Feedstocks:
Sour crude oil	88%	86%	86%	84%
Sweet crude oil	4%	6%	4%	6%
Other feedstocks and blends	8%	8%	10%	10%

Total	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Sales of produced refined products:
Gasolines	55%	56%	57%	57%
Diesel fuels	32%	33%	31%	33%
Jet fuels	2%	3%	4%	2%
Fuel oil	6%	4%	4%	3%
Asphalt	3%	2%	2%	3%
LPG and other	2%	2%	2%	2%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	27,440	26,860	26,870	25,670
Refinery production (BPD) (2)	28,410	27,630	27,940	26,220
Sales of produced refined products (BPD)	27,540	27,098	28,260	27,061
Sales of refined products (BPD) (3)	27,840	27,150	28,450	27,520

Refinery utilization (4)	88.5%	86.7%	86.7%	81.9%

Average per produced barrel (5)
Net sales	$94.86	$80.87	$93.71	$66.87
Cost of products (6)	73.08	65.68	74.02	55.22

Refinery gross margin	21.78	15.19	19.69	11.65
Refinery operating expenses (7)	6.11	6.44	5.86	6.45

Net operating margin	$15.67	$8.75	$13.83	$5.20

Feedstocks:
Sour crude oil	5%	6%	6%	4%
Sweet crude oil	61%	61%	60%	63%
Black wax crude oil	30%	27%	29%	28%
Other feedstocks and blends	4%	6%	5%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	60%	59%	62%	65%
Diesel fuels	33%	32%	31%	28%
Jet fuels	1%	3%	1%	1%
Fuel oil	2%	3%	1%	3%
Asphalt	2%	2%	3%	1%
LPG and other	2%	1%	2%	2%

Total	100%	100%	100%	100%

Tulsa Refinery (8)
Crude charge (BPD) (1)	114,820	66,230	112,340	28,300
Refinery production (BPD) (2)	110,670	64,230	108,830	27,400
Sales of produced refined products (BPD)	113,040	60,596	107,950	26,077
Sales of refined products (BPD) (3)	113,040	60,850	108,560	26,250

Refinery utilization (4)	91.9%	77.9%	89.9%	74.5%

Average per produced barrel (5)
Net sales	$89.22	$76.80	$88.91	$76.65
Cost of products (6)	79.80	70.10	81.26	70.80

Refinery gross margin	9.42	6.70	7.65	5.85
Refinery operating expenses (7)	4.80	4.64	5.10	4.76

Net operating margin	$4.62	$2.06	$2.55	$1.09

Feedstocks:
Sour crude oil	9%	—%	6%	—%
Sweet crude oil	91%	100%	94%	100%

Total	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Sales of produced refined products:
Gasolines	39%	23%	39%	23%
Diesel fuels	30%	30%	31%	30%
Jet fuels	8%	11%	8%	11%
Lubricants	10%	18%	10%	18%
Gas oil / intermediates	4%	16%	3%	16%
Asphalt	6%	—%	5%	—%
LPG and other	3%	2%	4%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	227,370	179,350	221,360	130,640
Refinery production (BPD) (2)	230,630	185,480	227,060	138,190
Sales of produced refined products (BPD)	232,760	181,690	226,940	137,240
Sales of refined products (BPD) (3)	235,780	184,570	230,790	141,890

Refinery utilization (4)	88.8%	83.0%	86.5%	80.5%

Average per produced barrel (5)
Net sales	$89.25	$78.11	$89.53	$70.16
Cost of products (6)	78.84	69.84	80.43	61.26

Refinery gross margin	10.41	8.27	9.10	8.90
Refinery operating expenses (7)	5.14	4.77	5.16	5.17

Net operating margin	$5.27	$3.50	$3.94	$3.73

Feedstocks:
Sour crude oil	39%	44%	37%	52%
Sweet crude oil	54%	47%	55%	36%
Black wax crude oil	4%	4%	4%	5%
Other feedstocks and blends	3%	5%	4%	7%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	48%	45%	49%	52%
Diesel fuels	31%	32%	31%	31%
Jet fuels	5%	6%	6%	3%
Fuel oil	3%	2%	2%	3%
Asphalt	4%	2%	3%	2%
Lubricants	5%	6%	5%	4%
Gas oil / intermediates	2%	5%	1%	3%
LPG and other	2%	2%	3%	2%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)
Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 15,000 BPSD effective April 1, 2009 (our Navajo refinery expansion), 85,000 BPSD effective June 1, 2009 (our Tulsa Refinery west facility acquisition) and 40,000 BPSD effective December 1, 2009 (our Tulsa refinery east facility acquisition), increasing our consolidated crude capacity to 256,000 BPSD.

(5)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(8)
The amounts reported for the Tulsa Refinery for the nine months ended September 30, 2009 include crude oil processed and products yielded from the Tulsa Refinery west facility for the period from June 1, 2009 (date of Tulsa Refinery west facility acquisition) through September 30, 2009 only, and averaged over the 273 days for the nine months ended.

Operating data for the period from June 1, 2009 through September 30, 2009 is as follows:

Tulsa Refinery
Crude charge (BPD)	63,330
Refinery production (BPD)	61,310
Sales of produced refined products (BPD)	58,360
Sales of refined products (BPD)	58,740

Refinery utilization	74.5%
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands)

Income from continuing operations	$59,390	$30,177	$108,802	$72,189
Subtract noncontrolling interest in income from continuing operations	(8,213)	(6,964)	(19,557)	(13,175)
Add income tax provision	31,494	13,497	54,476	34,668
Add interest expense	17,368	12,407	56,113	25,849
Subtract interest income	(64)	(231)	(758)	(2,561)
Add depreciation and amortization	29,138	24,026	85,719	69,367

EBITDA from continuing operations	$129,113	$72,912	$284,795	$186,337

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Average per produced barrel:

Navajo Refinery
Net sales	$87.60	$78.15	$88.98	$69.21
Less cost of products	79.39	70.88	81.44	60.25

Refinery gross margin	$8.21	$7.27	$7.54	$8.96

Woods Cross Refinery
Net sales	$94.86	$80.87	$93.71	$66.87
Less cost of products	73.08	65.68	74.02	55.22

Refinery gross margin	$21.78	$15.19	$19.69	$11.65

Tulsa Refinery
Net sales	$89.22	$76.80	$88.91	$76.65
Less cost of products	79.80	70.10	81.26	70.80

Refinery gross margin	$9.42	$6.70	$7.65	$5.85

Consolidated
Net sales	$89.25	$78.11	$89.53	$70.16
Less cost of products	78.84	69.84	80.43	61.26

Refinery gross margin	$10.41	$8.27	$9.10	$8.90

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$8.21	$7.27	$7.54	$8.96
Less refinery operating expenses	5.25	4.37	5.01	4.88

Net operating margin	$2.96	$2.90	$2.53	$4.08

Woods Cross Refinery
Refinery gross margin	$21.78	$15.19	$19.69	$11.65
Less refinery operating expenses	6.11	6.44	5.86	6.45

Net operating margin	$15.67	$8.75	$13.83	$5.20

Tulsa Refinery
Refinery gross margin	$9.42	$6.70	$7.65	$5.85
Less refinery operating expenses	4.80	4.64	5.10	4.76

Net operating margin	$4.62	$2.06	$2.55	$1.09

Consolidated
Refinery gross margin	$10.41	$8.27	$9.10	$8.90
Less refinery operating expenses	5.14	4.77	5.16	5.17

Net operating margin	$5.27	$3.50	$3.94	$3.73

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average sales price per produced barrel sold	$87.60	$78.15	$88.98	$69.21
Times sales of produced refined products sold (BPD)	92,180	93,996	90,730	84,102
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$742,897	$675,812	$2,203,971	$1,589,051

Woods Cross Refinery
Average sales price per produced barrel sold	$94.86	$80.87	$93.71	$66.87
Times sales of produced refined products sold (BPD)	27,540	27,098	28,260	27,061
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$240,345	$201,610	$722,971	$494,012

Tulsa Refinery
Average sales price per produced barrel sold	$89.22	$76.80	$88.91	$76.65
Times sales of produced refined products sold (BPD)	113,040	60,596	107,950	26,077
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$927,859	$428,147	$2,620,209	$545,673

Sum of refined product sales from produced products sold from our three refineries (1)	$1,911,101	$1,305,569	$5,547,151	$2,628,736
Add refined product sales from purchased products and rounding (2)	24,586	21,539	93,093	83,579

Total refined product sales	1,935,687	1,327,108	5,640,244	2,712,315
Add direct sales of excess crude oil (3)	106,364	98,540	355,381	320,416
Add other refining segment revenue (4)	39,658	50,656	90,618	103,286

Total refining segment revenue	2,081,709	1,476,304	6,086,243	3,136,017
Add HEP segment sales and other revenues	46,558	40,805	132,730	108,136
Add corporate and other revenues	100	229	317	423
Subtract consolidations and eliminations	(37,379)	(28,847)	(108,152)	(72,277)

Sales and other revenues	$2,090,988	$1,488,491	$6,111,138	$3,172,299

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average sales price per produced barrel sold	$89.25	$78.11	$89.53	$70.16
Times sales of produced refined products sold (BPD)	232,760	181,690	226,940	137,240
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$1,911,101	$1,305,569	$5,547,151	$2,628,736

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average cost of products per produced barrel sold	$79.39	$70.88	$81.44	$60.25
Times sales of produced refined products sold (BPD)	92,180	93,996	90,730	84,102
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$673,272	$612,944	$2,017,211	$1,383,331

Woods Cross Refinery
Average cost of products per produced barrel sold	$73.08	$65.68	$74.02	$55.22
Times sales of produced refined products sold (BPD)	27,540	27,098	28,260	27,061
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$185,161	$163,741	$571,063	$407,946

Tulsa Refinery
Average cost of products per produced barrel sold	$79.80	$70.10	$81.26	$70.80
Times sales of produced refined products sold (BPD)	113,040	60,596	107,950	26,077
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$829,894	$390,796	$2,394,761	$504,027

Sum of cost of products for produced products sold from our three refineries (1)	$1,688,327	$1,167,481	$4,983,035	$2,295,304
Add refined product costs from purchased products sold and rounding (2)	24,594	22,295	93,898	88,271

Total refined cost of products sold	1,712,921	1,189,776	5,076,933	2,383,575
Add crude oil cost of direct sales of excess crude oil (3)	105,091	97,400	351,643	317,954
Add other refining segment cost of products sold (4)	25,555	36,282	56,186	56,685

Total refining segment cost of products sold	1,843,567	1,323,458	5,484,762	2,758,214
Subtract consolidations and eliminations	(36,523)	(28,020)	(105,642)	(71,196)

Costs of products sold (exclusive of depreciation and amortization)	$1,807,044	$1,295,438	$5,379,120	$2,687,018

(1)	The above calculations of cost of products for produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt and costs attributable to feedstock and sulfur credit sales.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average cost of products per produced barrel sold	$78.84	$69.84	$80.43	$61.26
Times sales of produced refined products sold (BPD)	232,760	181,690	226,940	137,240
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$1,688,327	$1,167,481	$4,983,035	$2,295,304

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$5.25	$4.37	$5.01	$4.88
Times sales of produced refined products sold (BPD)	92,180	93,996	90,730	84,102
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$44,523	$37,790	$124,094	$112,044

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.11	$6.44	$5.86	$6.45
Times sales of produced refined products sold (BPD)	27,540	27,098	28,260	27,061
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$15,481	$16,055	$45,210	$47,650

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$4.80	$4.64	$5.10	$4.76
Times sales of produced refined products sold (BPD)	113,040	60,596	107,950	26,077
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$49,918	$25,867	$150,299	$33,887

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$109,922	$79,712	$319,603	$193,581
Add other refining segment operating expenses and rounding (2)	6,835	6,023	19,199	16,209

Total refining segment operating expenses	116,757	85,735	338,802	209,790
Add HEP segment operating expenses	13,632	11,103	40,187	32,076
Add corporate and other costs	6	7	24	34
Subtract consolidations and eliminations	(132)	(128)	(375)	(382)

Operating expenses (exclusive of depreciation and amortization)	$130,263	$96,717	$378,638	$241,518

(1)
The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average refinery operating expenses per produced barrel sold	$5.14	$4.77	$5.16	$5.17
Times sales of produced refined products sold (BPD)	232,760	181,690	226,940	137,240
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$109,922	$79,712	$319,603	$193,581

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Net operating margin per barrel	$2.96	$2.90	$2.53	$4.08
Add average refinery operating expenses per produced barrel	5.25	4.37	5.01	4.88

Refinery gross margin per barrel	8.21	7.27	7.54	8.96
Add average cost of products per produced barrel sold	79.39	70.88	81.44	60.25

Average sales price per produced barrel sold	$87.60	$78.15	$88.98	$69.21
Times sales of produced refined products sold (BPD)	92,180	93,996	90,730	84,102
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$742,897	$675,812	$2,203,971	$1,589,051

Woods Cross Refinery
Net operating margin per barrel	$15.67	$8.75	$13.83	$5.20
Add average refinery operating expenses per produced barrel	6.11	6.44	5.86	6.45

Refinery gross margin per barrel	21.78	15.19	19.69	11.65
Add average cost of products per produced barrel sold	73.08	65.68	74.02	55.22

Average sales price per produced barrel sold	$94.86	$80.87	$93.71	$66.87
Times sales of produced refined products sold (BPD)	27,540	27,098	28,260	27,061
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$240,345	$201,610	$722,971	$494,012

Tulsa Refinery
Net operating margin per barrel	$4.62	$2.06	$2.55	$1.09
Add average refinery operating expenses per produced barrel	4.80	4.64	5.10	4.76

Refinery gross margin per barrel	9.42	6.70	7.65	5.85
Add average cost of products per produced barrel sold	79.80	70.10	81.26	70.80

Average sales price per produced barrel sold	$89.22	$76.80	$88.91	$76.65
Times sales of produced refined products sold (BPD)	113,040	60,596	107,950	26,077
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$927,859	$428,147	$2,620,209	$545,673

Sum of refined product sales from produced products sold from our three refineries (1)	$1,911,101	$1,305,569	$5,547,151	$2,628,736
Add refined product sales from purchased products and rounding (2)	24,586	21,539	93,093	83,579

Total refined product sales	1,935,687	1,327,108	5,640,244	2,712,315
Add direct sales of excess crude oil (3)	106,364	98,540	355,381	320,416
Add other refining segment revenue (4)	39,658	50,656	90,618	103,286

Total refining segment revenue	2,081,709	1,476,304	6,086,243	3,136,017
Add HEP segment sales and other revenues	46,558	40,805	132,730	108,136
Add corporate and other revenues	100	229	317	423
Subtract consolidations and eliminations	(37,379)	(28,847)	(108,152)	(72,277)

Sales and other revenues	$2,090,988	$1,488,491	$6,111,138	$3,172,299

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Net operating margin per barrel	$5.27	$3.50	$3.94	$3.73
Add average refinery operating expenses per produced barrel	5.14	4.77	5.16	5.17

Refinery gross margin per barrel	10.41	8.27	9.10	8.90
Add average cost of products per produced barrel sold	78.84	69.84	80.43	61.26

Average sales price per produced barrel sold	$89.25	$78.11	$89.53	$70.16
Times sales of produced refined products sold (BPD)	232,760	181,690	226,940	137,240
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$1,911,101	$1,305,569	$5,547,151	$2,628,736

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
    Chief Financial Officer
M. Neale Hickerson, Vice President,
    Investor Relations
Holly Corporation
214/871-3555